UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K /A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2013

DIGITAL ANGEL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-26020	43-1641533
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 CONGRESS PARK DRIVE, SUITE 200 DELRAY BEACH, FLORIDA		33445
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 561-846-7000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 EXPLANATORY NOTE:

 On July 12, 2013, Digital Angel Corporation, a Delaware corporation (the “Company”), filed a Current Report on Form 8-K under Item 2.01 (the “Initial Report”) to report the completion of its acquisition of VeriTeQ Acquisition Corporation, a Florida corporation, on July 8, 2013. In response to parts (a) and (b) of Item 9.01 of the Initial Report, the Company indicated that it would file the required financial information by amendment, as permitted by Item 9.01(a)(4) and 9.01(b)(2) to Form 8-K. This Current Report on Form 8-K/A amends Items 9.01(a) and 9.01(b) of the Initial Report to provide the required financial information.

Item 9.01    Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Audited consolidated financial statements of VeriTeQ Acquisition Corporation for the period December 14, 2011 (Inception) to December 31, 2011 and the year ended December 31, 2012, and the notes thereto are attached as Exhibit 99.2 hereto. Unaudited condensed consolidated financial statements of VeriTeQ Acquisition Corporation for the six-months ended June 30, 2013 and 2012, and the notes thereto are attached as Exhibit 99.3 hereto.

(b) Pro Forma Financial Information.

Unaudited pro forma financial information is attached as Exhibit 99.4 hereto.

(d) Exhibits. The following exhibits are filed with this Current Report:

Exhibit Number	Description
23.1	Consent of EisnerAmper LLP

99.2	Audited consolidated financial statements of VeriTeQ Acquisition Corporation for the period December 14, 2011 (Inception) to December 31, 2011 and the year ended December 31, 2012

99.3	Unaudited condensed consolidated financial statements of VeriTeQ Acquisition Corporation for the six-months ended June 30, 2013 and 2012

99.4	Unaudited pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Angel Corporation

Date: September 23, 2013	/s/ Lorraine M. Breece
Lorraine M. Breece
Chief Financial Officer

Exhibit Index

Exhibit Number	Description
23.1	Consent of EisnerAmper LLP

99.2	Audited consolidated financial statements of VeriTeQ Acquisition Corporation for the period December 14, 2011 (Inception) to December 31, 2011 and the year ended December 31, 2012

99.3	Unaudited condensed consolidated financial statements of VeriTeQ Acquisition Corporation for the six-months ended June 30, 2013 and 2012

99.4	Unaudited pro forma financial information